                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                               MBT FINANCIAL CORP.
                (Name of Registrant as Specified in Its Charter)

   __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

          (1)  Title of each class of security to which transaction applies:

               _________________________________________________________________

          (2)  Aggregate number of securities to which transaction applies:

               _________________________________________________________________

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               _________________________________________________________________

          (4)  Proposed maximum aggregate value of transaction:

               _________________________________________________________________

          (5)  Total fee paid:

               _________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:

               _________________________________________________________________

          (2)  Form, Schedule or Registration Statement No.:

               _________________________________________________________________

          (3)  Filing Party:

               _________________________________________________________________

          (4)  Date Filed:

               _________________________________________________________________

                                   (MBT LOGO)

                               MBT FINANCIAL CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 4, 2006

TO THE SHAREHOLDERS OF MBT FINANCIAL CORP.:

     The Annual Meeting of Shareholders of MBT Financial Corp. will be held in the Meyer Theater at the La-Z-Boy Center at the Monroe County Community College, 1555 S. Raisinville Road, Monroe, Michigan 48161 on Thursday, May 4, 2006, at 10:00 a.m. (local time), for the following purposes:

1.   ELECTION OF DIRECTORS - To elect ten directors of MBT Financial Corp.;

2. To transact such other business as may properly come before the meeting or any adjournment of it.

     Only shareholders of record at the close of business on March 15, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournment of it.

                                        By order of the Board of Directors,


                                        /s/ H. Douglas Chaffin
                                        ----------------------------------------
                                        H. Douglas Chaffin, President and
                                        Chief Executive Officer

     YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                               MBT FINANCIAL CORP.
                              102 EAST FRONT STREET
                             MONROE, MICHIGAN 48161

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 4, 2006

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of MBT Financial Corp. ("MBT" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment of the meeting, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Proxy Statement and the enclosed proxy card will commence on or about April 3, 2006.

     At the Annual Meeting, shareholders of the Corporation will be asked to elect ten directors.

VOTING AND REVOCATION OF PROXIES

     If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented by your proxy will be voted in accordance with your instructions marked on the proxy. Where properly executed proxies are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Herbert J. Lock, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

     The Annual Meeting of Shareholders of the Corporation will be held on Thursday, May 4, 2006, at 10:00 a.m., local time, in the Meyer Theater at the La-Z-Boy Center at Monroe County Community College, 1555 S. Raisinville Road, Monroe, Michigan.

RECORD DATE; VOTING RIGHTS

     Each common share entitles its record owner to one vote on all matters at the Annual Meeting.

     The close of business on March 15, 2006 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were 1,295 record holders of the Corporation's common shares and 17,074,470 of the Corporation's common shares outstanding as of the Record Date.

     The presence in person or by proxy of a majority of the outstanding shares of the Corporation entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

     The ten nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

     The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and nominees for election as a director and the Corporation's named executive officers, and the directors, nominees and executive officers as a group, as of March 15, 2006.

                           COMMON SHARES
NAME OF BENEFICIAL OWNER     OWNED (1)     PERCENT OF CLASS
------------------------   -------------   ----------------
Peter H. Carlton             43,776                *
H. Douglas Chaffin           51,456(2)             *
Joseph S. Daly                2,779(3)             *
Thomas M. Huner              30,000                *
Donald M. Lieto              41,341(4)             *
Rocque E. Lipford            53,402(5)             *
William D. McIntyre, Jr      56,099(6)             *
Michael J. Miller            29,909(7)             *

James E. Morr                96,128(8)             *
Thomas G. Myers              25,001(9)             *
Debra J. Shah                     0                *
John L. Skibski              22,505(10)            *
Philip P. Swy                 9,073(11)            *
Karen M. Wilson               1,000                *

All Directors, Nominees
and Executive  Officers
as a Group (14 in group)    462,469              2.7%

*    Ownership is less than 1% of the class.

  ----------

(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)  Includes 44,001 shares subject to options, which are presently exercisable.

(3)  Includes 2,779 shares subject to shared voting and investment power.

(4) Includes 166 shares subject to shared voting and investment power and 36,401 shares subject to options, which are presently exercisable.

(5) Includes 277 shares subject to shared voting and investment power and 3,407 shares subject to options, which are presently exercisable and 35,000 shares held in trusts for which the director, as co-trustee, has shared voting and investment power.

(6)  Includes 3,407 shares subject to options, which are presently exercisable.

(7)  Includes 29,909 shares subject to shared voting and investment power.

(8)  Includes 43,101 shares subject to options, which are presently exercisable.

(9)  Includes 22,001 shares subject to options, which are presently exercisable.

(10) Includes 3,210 shares subject to shared voting and investment power and 14,335 shares subject to options, which are presently exercisable.

(11) Includes 5,070 shares subject to shared voting and investment power and 3,093 shares subject to options, which are presently exercisable.

     As of February 28, 2006, no person was known by the Corporation to be the beneficial owner of more than 5% of the outstanding common shares of the Corporation, except as follows:

NAME AND ADDRESS OF
  BENEFICIAL OWNER       COMMON SHARES OWNED   PERCENT OF CLASS
-------------------      -------------------   ----------------
Monroe Bank & Trust
102 East Front Street
Monroe, Michigan 48161       2,233,008(1)            13.1%

John F. Weaver
305 West Elm Avenue
Monroe, Michigan 48162         900,000                5.3%

(1) These shares are held in various fiduciary capacities in the ordinary course of business under numerous trust relationships by Monroe Bank & Trust. As fiduciary, Monroe Bank & Trust has sole power to dispose of 1,767,564 of these shares, shared power to dispose of 465,444 of these shares, sole power to vote 523,690 of these shares and shared power to vote 69,062 of these shares.

                              ELECTION OF DIRECTORS

     The number of directors of the Corporation has been fixed at ten. At the Annual Meeting, ten directors will be elected to a one-year term, to hold office until the annual meeting of shareholders in 2007, or until their successors shall be duly elected.

     The nominees for election at the Annual Meeting are Peter H. Carlton, H. Douglas Chaffin, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Debra J. Shah, Philip P. Swy, and Karen M. Wilson each of whom, other than Debra J. Shah, is currently a director of the Corporation. Mrs. Shah was recommended for nomination by non-management directors of the Corporation who are also shareholders of MBT.

     The Board of Directors has determined that all current Directors and nominees have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exception of Mr. Chaffin, our Chief Executive Officer. Directors and nominees deemed independent by the Board of Directors are Peter H. Carlton, Joseph S. Daly, Thomas M. Huner, Rocque E. Lipford, William D. McIntyre, Jr., Michael J. Miller, Debra J. Shah, Philip P. Swy, and Karen M. Wilson.

     The Governance Committee of the Board of Directors selects nominees for the Board of Directors who are subsequently authorized by the full Board for submission for approval by stockholders. The Governance Committee has the responsibility to actively seek individuals qualified to become members of the board of directors. The Governance Committee is empowered to engage a third party search firm to assist it in identifying qualified candidates but to date has determined that such assistance has not been required.

     MBT's Corporate Governance Guidelines & Directors' Policy and Code of Ethics set forth the following criteria for Directors: independence; honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation's business and ties to MBT's geographic markets. MBT's Corporate Governance Guidelines provide that shareholders may submit names to the Governance Committee for consideration as director nominees. The procedures to be followed by shareholders are set forth in this Proxy Statement under the caption: "Shareholder Nominations, Proposals and Communications - Shareholder Nominations."

     The Governance Committee reviews the performance of incumbent directors. The Governance Committee seeks characteristics in proposed nominees to the Board of Directors that will complement or expand those of the existing members and which are particularly relevant to competitive and other issues anticipated by the Company and its subsidiaries.

     Neither the Board nor the Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2005, eight of the nine Directors attended the Annual Meeting.

NOMINEES

     We have set forth below information about the nominees for election to MBT's Board of Directors.

                                                                                      POSITIONS AND OFFICES     DIRECTOR
NAME                    AGE        PRINCIPAL OCCUPATION FOR PAST FIVE YEARS               HELD WITH MBT           SINCE
----                    ---   --------------------------------------------------   --------------------------   --------
Peter H. Carlton         57   Member, Cooley, Hehl, Wohlgamuth & Carlton, PLLC,    Director                       2004
                              a Certified Public Accounting firm

H. Douglas Chaffin (1)   50   President and Chief Executive Officer (2004-2005);   President, Chief Executive     2004
                              President and Chief Operating Officer (2003-2004),   Officer and a Director
                              Executive Vice President, Senior Lending Manager
                              (2001-2002).

Joseph S. Daly           46   President and General Counsel, Daly Merritt Inc.,    Director                       2003
                              an independent insurance agency, and Manager, DM
                              Investments, LLC doing business as DM Company, a
                              real estate investment firm.

Thomas M. Huner          56   General Partner, Thomas M. Huner Builders, a home    Director                       2000
                              building company.

Rocque E. Lipford        67   Attorney and Principal, Miller, Canfield, Paddock    Director                       1981
                              and Stone, P.L.C.; Director, La-Z-Boy Inc.

William D. McIntyre, Jr. 70   Chairman and Chief Executive Officer (2003-2005),    Chairman of the Board of       1971
                              President and Chief Executive Officer (2001-2003),   Directors
                              Allegra Network, LLC, a franchisor of printing
                              businesses.

Michael J. Miller        57   Chief Executive Officer, Floral City Beverage,       Director                       2000
                              Inc., a wholesale beer distributor.

Debra J. Shah            59   President, Sensational Beginnings, a catalog and
                              internet retailer of children's products.

Philip P. Swy            52   President, Michigan Tube Swagers & Fabricators,      Director                       1997
                              Inc., a hospitality table and chair manufacturer
                              marketing as MTS Seating.

Karen M. Wilson          61   Chairman and Chief Executive Officer, Central        Director                       2005
                              Distributors of Beer, Inc., a wholesale beer
                              distributor

(1) Mr. Chaffin became employed with MBT on July 30, 2001. Prior to such time he was Senior Vice President and City Executive for Huntington National Bank.

     There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

     The Board of Directors of MBT met fifteen times in 2005. In 2005, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

                             COMMITTEES OF THE BOARD

     The Board of Directors of MBT has established the following standing audit, compensation and nominating committees, with membership noted:

     AUDIT COMMITTEE. (Mr. Carlton, Chair, and Messrs. McIntyre, Miller, and
Swy.)

     The Audit Committee met thirteen times during 2005. The Audit Committee serves in a multiple capacity as the Audit Committee of the Corporation and its subsidiaries Monroe Bank & Trust and MBT Credit Company, Inc. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation's internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which may be found on the Corporation's website at www.mbandt.com. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Peter H. Carlton is an audit committee financial expert and is independent as described in the preceding sentence. The report of the Audit Committee with respect to 2005 appears under the caption "Audit Committee Report."

     COMPENSATION COMMITTEE. (Mr. Huner, Chair, and Messrs. Miller and Swy.)

     The Compensation Committee met four times during 2005. The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Corporation. Director and executive officer and senior management's compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation's website at www.mbandt.com. The Board has determined that each member of the Compensation Committee meets the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers as required under the MBT Corporate Governance Guidelines & Directors' Policy. The report of the Compensation Committee with respect to 2005 compensation appears under the caption "Report of Compensation Committee on Executive Compensation."

     GOVERNANCE COMMITTEE. (Mr. McIntyre, Chair, and Messrs. Carlton, Huner and Lipford.)

     The Governance Committee met two times in 2005. The Governance Committee of MBT serves as the nominating committee of the Board. The Governance Committee provides reports and makes recommendations to the Board of Directors on matters such as nominees for director, the duties of directors, director qualifications, Board structure, Board functions, Board committee structure and responsibilities and general policies. The Board of Directors has adopted a Governance Committee Charter which may be found on the Corporation's website at www.mbandt.com.

     The Board has fixed the number of directors for the term beginning at this year's Annual Meeting at ten and has nominated ten individuals for election as director.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees MBT's financial reporting process on behalf of the Board of Directors. The Committee is composed of four directors, each of whom is independent as defined by the Nasdaq listing standards and operates under a written charter adopted by the Board of Directors which is available on MBT's website at www.mbandt.com. The Committee retains MBT's independent accountants.

     Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of MBT's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and MBT, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of permitted non-audit services with the auditors' independence.

     The Committee discussed with MBT's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of MBT's internal control, and the overall quality of MBT's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Peter H. Carlton, Chair
William D. McIntyre, Jr.
Michael J. Miller
Philip P. Swy

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to MBT for the fiscal years ended December 31, 2005 and December 31, 2004 by Plante & Moran, PLLC, MBT's principal accounting firm.

                       2005         2004
                     --------     --------
Audit Fees           $192,800     $100,405
Audit-Related Fees     58,950(a)    62,202(a)
Tax Fees               11,100(b)     8,560(b)
All Other Fees         40,675(c)    42,650(c)
                     --------     --------
                     $303,525     $213,817
                     ========     ========

(a) Includes fees for services related to information technology external testing, subsidiary company audits, Statement on Auditing Standards No. 70 and trust compliance.

(b)  Includes fees for services related to tax compliance and tax planning.

(c) Includes fees for regulatory compliance review and miscellaneous consultations.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if
(1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided pursuant to these exceptions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     GENERAL. The following information relates to compensation of management for the years ended December 31, 2005, 2004 and 2003, unless otherwise noted below. This information includes compensation of management by the Corporation's subsidiaries.

     EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for MBT's Chief Executive Officer and the four other highest paid executive officers, as well as the total compensation paid to each individual during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                       ANNUAL COMPENSATION         SECURITIES      ALL OTHER
                                                  -----------------------------    UNDERLYING    COMPENSATION
          NAME AND PRINCIPAL POSITION             YEAR   SALARY ($)   BONUS ($)    OPTIONS (#)      ($) (A)
          ---------------------------             ----   ----------   ---------   ------------   ------------
H. Douglas Chaffin............................    2005    $254,250     $      0      28,000         $25,389
   President and                                  2004     214,635      156,589      20,000          25,139
   Chief Executive Officer                        2003     159,000       29,765      20,000           9,983

Thomas G. Myers...............................    2005    $131,400     $      0      12,500         $13,290
   Executive Vice President, Chief Lending        2004     122,400       47,709      12,500          12,626
   Manager                                        2003     105,888       16,519      12,500           4,323

James E. Morr.................................    2005    $128,100     $      0      12,500         $20,127
   Executive Vice President, Senior Wealth        2004     122,100       47,592      12,500          19,303
   Management  Officer and General Counsel        2003     110,400       17,222      12,500          14,248

John L. Skibski................................   2005    $122,000     $      0      11,000         $12,419
   Executive Vice President and Chief Financial   2004     108,200       42,188      11,000          11,002
   Officer                                        2003      91,615       14,412       3,500           9,219

Donald M. Lieto................................   2005    $120,600     $      0      11,000         $12,500
   Executive Vice President, Senior               2004     110,600       43,121      11,000          11,425
   Administration Manager                         2003      92,808       14,478      11,000          11,487

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following: (1) contributions by Monroe Bank & Trust to the MBT Retirement Plan: Mr. Chaffin, $20,107; Mr. Myers, $12,837; Mr. Morr, $18,877; Mr. Skibski, $12,200; and Mr. Lieto $12,060; and (2) the
     economic benefit of life insurance coverage provided for the executive officers: for the benefit of Mr. Chaffin, $5,282; for the benefit of Mr. Myers, $453; for the benefit of Mr. Morr, $1,250; for the benefit of Mr. Skibski, $219; and for the benefit of Mr. Lieto $440.

     OPTION GRANTS TABLE. The following table presents information about stock options granted during 2005 to the named executive officers.

                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS
                     ---------------------------------------------------------------------------------
                       NUMBER OF        PERCENT OF
                       SECURITIES     TOTAL OPTIONS
                       UNDERLYING       GRANTED TO    EXERCISE OR
                         OPTIONS       EMPLOYEES IN      BASE          EXPIRATION        GRANT DATE
       NAME          GRANTED (#)(1)    FISCAL YEAR    PRICE($/SH)         DATE        PRESENT VALUE(2)
       ----          --------------   -------------   -----------   ---------------   ----------------
H. Douglas Chaffin       28,000           20.59%         $23.40     January 3, 2015       $142,800
Thomas G. Myers          12,500            9.19%         $23.40     January 3, 2015       $ 63,750
James E. Morr            12,500            9.19%         $23.40     January 3, 2015       $ 63,750
John L. Skibski          11,000            8.09%         $23.40     January 3, 2015       $ 56,100
Donald M. Lieto          11,000            8.09%         $23.40     January 3, 2015       $ 56,100

(1) All options are nonqualified stock options which vest ratably over a three-year period commencing December 31, 2005. All options have an exercise price equal to the fair market value on the date of grant. The terms of MBT's Long-Term Incentive Compensation Plan provide that all options become exercisable in full in the event of a change in control as defined in the Long-Term Incentive Compensation Plan, or the death or disability of the option holder.

(2) The option value was calculated to be $5.10 per share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was 7 years, the volatility rate was 24.3%, the risk-free rate of return was 3.8%, and the dividend yield was 3.5%.

     OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2005 and unexercised stock options at December 31, 2005 for the five named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                           OPTIONS             IN-THE-MONEY OPTIONS AT
                     SHARES ACQUIRED     VALUE       DECEMBER 31, 2005(#)        DECEMBER 31, 2005($)
       NAME            ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
       ----          ---------------   --------   -------------------------   -------------------------
H. Douglas Chaffin        4,000         $21,360         44,001/25,332                 $62,483/$0
Thomas G. Myers           3,000         $17,355         22,001/12,499                 $28,500/$0
James E. Morr             2,500         $13,363         43,101/12,499                 $30,075/$0
John L. Skibski               0         $     0         14,335/10,999                 $ 9,352/$0
Donald M. Lieto               0         $     0         36,401/10,999                 $27,834/$0

     LONG-TERM INCENTIVE COMPENSATION PLAN. MBT and its shareholders have adopted the Long-Term Incentive Compensation Plan. A total of 1,000,000 shares have been reserved for issuance under the Long-Term Incentive Compensation Plan, subject to adjustment if MBT's capitalization changes as a result of a stock split, stock dividend, recapitalization, merger or similar event. The plan provides for the award of stock options, stock or restricted stock to any MBT or Monroe Bank & Trust directors, officers, other key employees and consultants designated by a committee of MBT's Board consisting of outside directors, which administers the plan. The committee's authority includes the power to (a) determine who will receive awards under the plan, (b) establish the terms and conditions of awards and the schedule on which options become exercisable (or other awards vest), subject to the terms of the Plan, (c) determine the amount and form of awards, (d) interpret the plan and terms of awards, and (e) adopt rules for administration of the plan.

     Stock options awarded under the plan have terms of up to 10 years and may be "incentive" or nonqualified stock options, meaning stock options that do not qualify under Section 422 of the Internal Revenue Code for the special tax treatment available for qualified, or "incentive," stock options. Nonqualified stock options may be granted to any eligible plan participant, but incentive stock options may be granted solely to employees of MBT or Monroe Bank & Trust. All stock option awards made to date are nonqualified stock options. The exercise price of incentive stock options may not be less than the fair market value of MBT's common stock on the date of grant, which under the terms of the plan means the average of the bid and asked prices or the fair market value determined by MBT's Board if bid and asked prices are not available. The plan does not require that the exercise price of nonqualified stock options be at least equal to the fair market value on the grant date, but the exercise price of awards of nonqualified stock options made to date is the fair market value on the date of grant.

     An option holder whose service terminates generally has one year after termination within which he may exercise options, forfeiting any options not exercised by the end of one year from termination. An option holder whose service is terminated for cause forfeits all unexercised stock options.

     SALARY CONTINUATION AGREEMENTS. The Bank entered into a Salary Continuation Agreement with H. Douglas Chaffin, President and Chief Executive Officer of the Bank, on July 1, 2003. This agreement provides that the Bank will pay an annual salary continuation benefit of 65% of his final annual salary, reduced by 50% of his Social Security benefit, his normal pension benefit, and benefits payable attributable to the portion of the Bank's Section 401(k) plan arising from employer contributions, to Mr. Chaffin or his designated beneficiaries for 10 years after his retirement on or after reaching the normal retirement age of 65.

     CHANGE OF CONTROL AND SEVERANCE AGREEMENTS. MBT has entered into a Change in Control Agreement with Mr. Chaffin. The terms of the agreement provide that in the event of a sale, merger or similar transaction of MBT in which MBT is not the surviving corporation, Mr. Chaffin is entitled to a severance payment equal to his annual compensation, which is defined to include his then current salary plus his previous year's cash bonus. The severance payment is payable in the event of his involuntary termination of employment or demotion within two years of the "change in control" as defined in the agreement, or his voluntary termination during the period beginning six months following the change in control and ending nine months after the change in control. In addition, Mr. Chaffin is entitled under the terms of the agreement to receive certain health, disability, dental, life insurance and other benefits for a one-year period following a change in control. The agreement provides for the reimbursement of certain excise taxes imposed upon payments received by Mr. Chaffin, which are deemed "excess parachute" payments under the provisions of Section 280G of the Internal Revenue Code. The agreement also imposes confidentiality obligations on Mr. Chaffin and obligates him not to compete with MBT for a period of one year after termination of employment regardless of the reason for termination.

     MBT has also entered into identical agreements with Messrs. Lieto, Morr, Myers and Skibski providing for certain severance payments following termination of employment other than for cause. In the event MBT terminates the employment of the executive, without cause, prior to a "change in control," as that term is defined in each of the agreements, the executive is entitled to receive as severance pay one year of his base salary. In the event such termination of employment, without cause, occurs within one year after a change in control, the executive is entitled to severance pay equal to one year of his base salary, plus an amount equal to his average annual cash bonus for the prior three year period. Under the terms of the agreements, severance payments are payable as follows. If a qualifying termination occurs prior to a change in control, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In the event the qualifying termination occurs within one year following a change in control, the entire severance payment is due within ten days after the executive's termination. In addition, MBT is obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his eligible dependants for the twelve month period following termination of employment. The agreement also provides confidentiality obligations on the part of the executives and obligates them not to compete with MBT for a period of one year after termination of employment, regardless of the reason for termination.

     BANK OWNED LIFE INSURANCE. MBT has split-dollar life insurance agreements with its directors and executive officers. The economic benefit (the imputed income amount of this insurance) for the year 2005 to MBT's Chief Executive Officer and its other four highest paid executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column "All Other Compensation." The economic benefit (the imputed income amount of this insurance) for the year 2005 to each director other than Mr. Chaffin is as follows: Mr. Daly, $553; Mr. Huner, $1,408; Mr. Lipford, $6,232; Mr. McIntyre, $4,502; Mr. Miller, $1,729; and Mr.
Swy, $1,034. Mr. Carlton and Ms. Wilson did not have life insurance benefits during 2005.

     The insurance policies provide death benefits to the executive's beneficiaries of (a) twice the executive's current annual salary at the time of death, less $50,000, if he dies before retirement or, (b) the executive's annual salary at the time his employment terminated if he dies after retirement or if his employment has been terminated due to disability.

     The directors' death benefits under the policy provided for them are $500,000 for director service of less than 3 years, $600,000 for service up to 5 years, $750,000 for service up to 10 years, and $1,000,000 for director service of 10 years or more.

                              DIRECTOR COMPENSATION

     Directors of MBT other than Mr. Chaffin are compensated for all services as a director in the following manner: eligible directors receive $800 per board meeting attended and are entitled to receive a quarterly retainer fee of $2,500, except for the Chairman of the Board who is entitled to receive a quarterly retainer fee of $5,000 and the Chairman of the Audit Committee who is entitled to receive a quarterly retainer fee of $3,750. The members of the Audit, Compensation, Nominating/Governance, Wealth Management, and Loan Review Committees receive $700 per committee meeting attended. The Chairs of these committees receive $1,050 for each meeting at which they act as Chair. As an employee, Mr. Chaffin does not receive any compensation for his service as a director.

     Directors receive life insurance benefits as explained above under the caption, "Bank Owned Life Insurance."

     MBT has established the MBT Director Compensation Plan (the "Director Plan.") Under the terms of the Director Plan, non-employee directors may elect each year to have their quarterly cash retainer paid in any combination of the following: (i) cash paid on a quarterly basis; (ii) a deferred cash payment pursuant to the Director Plan; (iii) deferred payment in MBT stock; (iv) MBT stock; and (v) MBT stock options valued using the Black-Scholes stock option pricing model. Non-employee directors may elect each year to have their meeting fees paid in any of the foregoing except MBT options. Amounts deferred are paid either in a lump sum at termination of service as a director, over a 2-5 year period following termination of service, or a specified date indicated in the director's initial election. Options granted and MBT stock issued to directors in connection with the Director Plan are made pursuant to, and are subject to all of the terms of, the MBT Long-Term Incentive Compensation Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Board of Directors of MBT has established a Compensation Committee comprised entirely of independent Directors as determined by the MBT Corporate Governance Guidelines & Directors' Policy. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to MBT's executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee.

     Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and senior management. The Chief Executive Officer does not participate in any discussions regarding his own compensation.

     The Compensation Committee has available to it an outside compensation consultant, and has worked with the consultant to gather comparative compensation data from independent sources and to develop a strategy which links pay to performance.

     The objectives of MBT's executive compensation program are to:

     -    Support the achievement of desired goals of MBT.

     - Provide compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with those of shareholders by placing a significant portion of pay at risk with payout dependent upon corporate performance, both on a short-term and long-term basis.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term MBT performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance.

                          COMPENSATION MATTERS IN 2005.

     MBT increased the base salary levels of its executive officers and awarded them stock options in 2005. MBT's executive officers did not receive any cash bonuses for

2005. The Compensation Committee's policies with respect to compensation of MBT's executive officers for 2005 are set forth in greater detail below.

     EXECUTIVE OFFICER COMPENSATION PROGRAM. MBT's executive officer compensation program for 2005 was comprised of base salary, the opportunity to earn annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits.

     BASE SALARY. Base salary levels for MBT's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, MBT performance and specific issues particular to MBT.

     ANNUAL INCENTIVE COMPENSATION. The Monroe Bank & Trust Annual Incentive Plan is MBT's annual incentive program for all officers, including Executive Officers. The purpose of the plan is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve MBT's annual goals. For 2005, the Compensation Committee recommended and the Board of Directors selected net operating income as the measurement of the Corporation's performance, with threshold and target goals set for determining cash bonus opportunities for all officers, including Executive Officers. The amount distributed to each participant in the Annual Incentive Plan is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of the Corporation, with the Chief Executive Officer having the largest weighting. For net operating income in excess of the target goal set, each participant receives a ratable increase in his or her cash bonus and a ratable decrease in bonus in the case of net operating income below the target goal. MBT did not meet its threshold goal for net operating income in 2005 and accordingly, the executive officers did not receive any cash bonus payments.

     LONG-TERM INCENTIVES. Stock options awarded under the Long-Term Incentive Compensation Plan constituted MBT's long-term incentive plan for executive officers. The objectives of the stock option awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a long-term stock ownership position in MBT's common shares.

     The Long-Term Incentive Compensation Plan authorizes a committee of outside directors to award stock options and other stock compensation to key executives. Awards are made at levels considered to be competitive within the banking industry.

     BENEFITS. MBT provides medical and other employee benefits to its executive officers that are generally available to all fulltime MBT employees.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Chaffin's annual base salary of $225,000 was increased to $254,250, effective January 1, 2005, based upon the recommendation of an outside compensation consultant arising from its survey of other banking companies, as described above.

     In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, MBT intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

                                        COMPENSATION COMMITTEE

                                        Thomas M. Huner, Chair
                                        Michael J. Miller
                                        Philip P. Swy

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     In 2005 the Compensation Committee members were Thomas M. Huner, Chair, Michael J. Miller, and Philip P. Swy. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. The Regulations of the Securities and Exchange Commission require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with Monroe Bank & Trust. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. Chaffin, Chief Executive Officer of the Corporation, does not participate in any discussions or decisions regarding his own compensation.

                         MBT FINANCIAL CORP. PERFORMANCE

     The following graph shows a comparison of cumulative total shareholder returns for the Corporation, the Nasdaq Composite Index and the Nasdaq Bank Index for the five-year period ended December 31, 2005. The total shareholder return assumes a $100 investment in the common stock of the Corporation, and each index on December 31, 2000 and that all dividends were reinvested.

                               MBT FINANCIAL CORP.
             COMPARISION OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
                   DECEMBER 31, 2000 THROUGH DECEMBER 31, 2005

                               (PERFORMANCE GRAPH)

The graph shown above is based on the following data points at December 31 of each year:

                           2000      2001      2002      2003      2004      2005
                         -------   -------   -------   -------   -------   -------
MBT Financial Corp.      $100.00   $107.30   $108.29   $138.38   $201.81   $146.87
Nasdaq Composite Index   $100.00   $ 78.95   $ 54.06   $ 81.09   $ 88.06   $ 89.27
Nasdaq Bank Index        $100.00   $110.08   $115.05   $149.48   $165.92   $158.73

                              CERTAIN TRANSACTIONS

     Directors and executive officers of MBT and their associates were customers of, or had transactions with, Monroe Bank & Trust in the ordinary course of business during 2005. We expect additional transactions to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

     In addition, Monroe Bank & Trust, pursuant to the terms of a lease entered into on October 15, 2002, paid DM Company $79,480 in 2005, and over the ten year term of the lease, payments will total $739,094 as lease payments for the branch located at 2517 Fort Street, Wyandotte, Michigan. Mr. Daly is Manager and part owner of DM Investments, LLC, doing business as DM Company, a real estate investment firm. The lease agreement was entered into prior to Mr. Daly becoming a director, and management believes the lease between the Bank and DM Company was made on an arms-length basis.

     Monroe Bank & Trust purchased employee benefits insurance coverage in 2005 for which Daly Merritt, Inc. received $41,140 in commissions. Monroe Bank & Trust anticipates renewing these insurance policies in 2006, for which Daly Merritt, Inc. would receive additional commissions anticipated to be approximately $96,000. Mr. Daly is President, General Counsel and part owner of Daly Merritt, Inc.

     Monroe Bank & Trust also paid NC, Inc. owned by Nicholas Carlton, Peter H. Carlton's brother, $172,455 in 2005 for janitorial services at its branch offices. We anticipate paying NC, Inc. a comparable amount for these same services in 2006. Monroe Bank & Trust has used NC, Inc. for janitorial services for several years, beginning prior to Peter H. Carlton's service as our director. We believe the terms, including price, on which NC, Inc.'s services are provided are competitive and reflect an arms-length transaction. Peter H. Carlton has no interest in NC, Inc. and receives no benefits from the Bank's use of its services.

     Mr. Lipford is a principal of the law firm of Miller, Canfield, Paddock & Stone, P.L.C., which provides legal services to MBT and Monroe Bank & Trust.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires MBT Financial Corp.'s executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and MBT Financial Corp. reports of their ownership of MBT Financial Corp. securities. Based upon written representations and copies of reports furnished to MBT Financial Corp. by Insiders, all Section 16 reporting requirements applicable to Insiders during 2005 were satisfied on a timely basis.

              SHAREHOLDER NOMINATIONS, PROPOSALS AND COMMUNICATIONS

SHAREHOLDER NOMINATIONS

     Under MBT's Corporate Governance Guidelines and Directors' Policy, the Governance Committee of the Board will consider recommendations for nominations received by shareholders in accordance with the Corporation's Bylaws. Shareholder recommendations for nomination should be submitted in writing to the Corporation at its principal office in Monroe, Michigan, and must include the shareholder's name, address, and the number of shares of the Corporation owned by the shareholder. In considering recommendations the Governance Committee does not distinguish between shareholder recommendations and those made by directors.

     The recommendation should also include the name, age, business address, residence address, principal occupation of and number of shares of the Corporation owned by the recommended candidate for nomination. Shareholder recommendations must also include the information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including the candidate's consent to be elected and to serve. The Corporation may also require any nominee to furnish additional information regarding the eligibility and qualifications of the recommended candidate.

     The Corporation's Bylaws establish advance notice procedures as to the nomination, other than by the Board of Directors, of candidates for election as directors. In order to make a director nomination, it is necessary that you notify the Secretary of the Corporation no fewer than 30 days in advance of next year's Annual Meeting unless the Corporation gives you less than 40 days notice or prior public disclosure of the Annual Meeting and then notice of nominations must be given no later than the tenth day after we mail notice of the Annual Meeting to you or make public disclosure of the meeting, but in no event may a nomination be received by the Secretary of the Corporation less than seven days prior to the Annual Meeting. Notice of nominations of directors must also meet all other requirements contained in the Corporation's Bylaws. You may obtain the Bylaws by written request to the Corporation's Secretary at our principal executive offices.

SHAREHOLDER PROPOSALS

     To be considered eligible for inclusion in the Corporation's Proxy Statement for the 2007 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Corporation at its principal office in Monroe, Michigan, not later than December 2, 2006. Any shareholder who intends to propose any other matter to be acted upon at the 2007 Annual Meeting of Shareholders must inform the Corporation not less than thirty days prior to the meeting; provided, however, that if less than forty days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2007 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2007 Annual Meeting. Shareholder proposals should be directed to Mr. Herbert J. Lock, Secretary, MBT Financial Corp., 102 East Front Street, Monroe, Michigan 48161.

SHAREHOLDER COMMUNICATIONS

     Shareholders of the Corporation may send communications to the Board of Directors through the Corporation's office of Corporate Secretary, MBT Financial Corp., Inc., 102 E. Front Street, Monroe, Michigan 48161. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or the appropriate committee, as soon as practicable.

                              SELECTION OF AUDITORS

     The Audit Committee has retained Plante & Moran, PLLC as MBT's independent registered public accounting firm for 2006. Representatives of Plante & Moran, PLLC will be in attendance at the Annual Meeting of Shareholders, and such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgment.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     If you share an address with another MBT shareholder, you may request our transfer agent, American Stock Transfer and Trust Company, to deliver one set of voting materials to your address. You will then receive only one set of voting materials at that address, unless otherwise requested by one or more of the shareholders at that address. A separate proxy card is included in the voting materials for each of these shareholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

     You may also contact American Stock Transfer and Trust Company by calling or writing if you would like to receive separate voting materials for future annual meetings.

     You may request that we send you and the other shareholders who share an address with you only one set of voting materials by calling American Stock Transfer and Trust Company at (800) 937-9449 or by writing to American Stock Transfer and Trust Company at American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                    PROXY FOR
                               MBT FINANCIAL CORP.
                          SHAREHOLDERS' ANNUAL MEETING

KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned holder of _________ common shares of MBT Financial Corp. do hereby constitute and appoint with the full power of substitution, H. Douglas Chaffin, James E. Morr, and John L. Skibski my true and lawful attorneys and proxies, and each of them my true and lawful attorney and proxy, to attend the annual meeting of shareholders of MBT Financial Corp. to be held at the Meyer Theater at the La-Z-Boy Center at the Monroe County Community College, 1555 S. Raisinville Road, Monroe, Michigan 48161, on Thursday, May 4, 2006 at 10:00 o'clock a.m., or at any adjournment thereof, and at such meeting or any adjournment thereof, to vote the shares of stock of MBT Financial Corp. standing in my name with respect to the following matters.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                               MBT FINANCIAL CORP.

                                   MAY 4, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF EACH OF
                           THE NOMINEES LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.   Election of Directors - Te elect a board of Directors for the ensuing year.

                                NOMINEES:
[ ]  FOR ALL NOMINEES           -    Peter H. Carlton
                                -    H. Douglas Chaffin
[ ]  WITHHELD AUTHORITY         -    Joseph S. Daly
     FOR ALL NOMINEES           -    Thomas M. Huner
                                -    Rocque E. Lipford
[ ]  FOR ALL EXCEPT             -    William D. McIntyre, Jr.
     (See instructions below)   -    Michael J. Miller
                                -    Debra J. Shah
                                -    Philip P. Swy
                                -    Karen M. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2 To take any action which may be necessary or proper in connection with the foregoing matters, or any other matter legally coming before the meeting, or any adjournments thereof.

I hereby give to said attorneys and proxies, and to each of them, or to any substitute or substitutes, full power and authority to do any and all acts and things which I might or could do if personally present, and hereby ratify and confirm all that said attorneys and proxies, and each of them, or their substitute or substitutes, might lawfully do or cause to be done by virtue thereof.

In their discretion, the proxies are authorized to vote in their judgment upon such other business as properly may come before the meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR.

THIS PROXY IS REVOCABLE AND IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


Signature of Shareholder                                   Date:
                         -------------------------------         ---------------


Signature of Shareholder                                   Date:
                         -------------------------------         ---------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.